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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant To Section 14(a) of
                       the Securities Exchange Act of 1934


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( )  Confidential, For Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
( )  Definitive Proxy Statement
(X)  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            POOL ENERGY SERVICES CO.
                (Name of registrant as specified in its charter)


                             NABORS INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

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     and 0-11.

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          (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount
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               determined):
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( )  Fee paid previously with preliminary materials:

          ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting
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          (4)  Date Filed:
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[Nabors Industries, Inc. Logo]                        NABORS INDUSTRIES INC.
                                                      515 West Greens Road
                                                      Houston, Texas  77067-4525
                                                      713-874-0035

News Release


                      NABORS INDUSTRIES SAYS ISS RECOMMENDS
                    VOTE FOR NABORS "SALE OF POOL" RESOLUTION


HOUSTON, Texas, DECEMBER 30, 1998 - Nabors Industries, Inc. (ASE: NBR) today announced that Institutional Shareholder Services Inc. (ISS), the nation's leading institutional shareholder advisory firm, has recommended that shareholders vote FOR the Nabors "Sale of Pool" Resolution on the BLUE proxy card at Pool's Special Meeting of Shareholders on January 12, 1999.

Eugene M. Isenberg, Chairman and CEO of Nabors Industries, Inc., said, "We are very pleased that ISS, with its reputation for independent advocacy of shareholder interests and sound corporate governance, supports the Nabors "Sale of Pool" Resolution. Shareholders have the opportunity to send Pool's Board of Directors a strong message. We urge Pool shareholders to consider ISS' recommendation and vote FOR the Nabors "Sale of Pool" Resolution on the BLUE proxy card today."

Nabors actively markets over 400 land drilling rigs worldwide. Offshore, the Company operates 25 platform rigs, six jack-ups and two barge drilling rigs. The Company participates in most of the significant oil, gas and geothermal drilling markets in the world. Nabors also manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield engineering, civil construction, logistics and facility maintenance and project management services.


                                      # # #

Contacts:      Nabors Industries, Inc.              Abernathy MacGregor Frank
               Dennis A. Smith                      Andrew Brimmer / Dan Katcher
               (281) 874-0035                       (212) 371-5999